                                                                     EXHIBIT 2.4


                                  NCO GUARANTEE


         This NCO Guarantee (this "Guarantee") is entered into as of July 6, 2005, by NCO Group, Inc., a Pennsylvania corporation (the "Guarantor"), in favor of and for the benefit of Risk Management Alternatives Parent Corp., a Delaware corporation ("Parent"), and the Subsidiaries, as defined in Annex A hereto. Parent and the Subsidiaries are referred to herein collectively as the "Beneficiary".


                  WHEREAS, the Guarantor owns indirectly 100% of the issued and outstanding membership interests of NCOP Capital Resource, LLC, a Nevada limited liability company (the "Obligor"); and

                  WHEREAS, the Guarantor is entering into this Guarantee to induce the Beneficiary to enter into, and to consummate the transactions contemplated by, the Purchase Agreement, dated as of the date hereof, by and among the Obligor and the Beneficiary (the "Purchase Agreement"), and the agreements identified in the Purchase Agreement and being entered into in connection therewith (together with the Purchase Agreement, the "Agreements").

         NOW, THEREFORE, in consideration of the benefits expected to be derived from the consummation of the transactions set forth in the Agreements, and intending to be legally bound, Guarantor agrees as follows:

                  1. In order to induce the Beneficiary to enter into the Agreements, and in consideration of it and other good and valuable consideration, the Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due, punctual and complete payment and performance when due of all obligations, covenants and duties of the Obligor to the Beneficiary pursuant to the Agreements (each an "Obligation," and, collectively, the "Obligations"). This Guarantee is a guaranty of payment, performance and compliance and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Obligor.

                  2. If any Obligation shall not be paid or performed when due, Guarantor shall become liable to the Beneficiary for such Obligation, and the Guarantor will forthwith pay or cause to be paid such Obligation or perform or comply with such Obligation or cause the Obligation to be performed or complied with, as the case may be. No provision hereof shall in any manner restrict the rights and remedies of the Beneficiary or Obligor under the Agreements.

                  3. Notwithstanding anything contained herein to the contrary, without limiting the Guarantor's own defenses and rights hereunder, the Guarantor specifically reserves to itself all contractual defenses the Obligor is or may be entitled to under, and subject to the terms and conditions of, the Agreements, except for any defenses arising out of bankruptcy, insolvency, dissolution or liquidation of the Obligor, lack of power or authority of the Obligor to enter into any Agreement or to perform its obligations thereunder or the lack of validity or enforceability of the Obligor's obligations under any Agreement or the transactions contemplated thereby. This Guarantee shall not be construed as imposing on the Guarantor any obligation to the extent excused or waived by the Beneficiary in writing or discharged by the full and prompt payment or performance by the Obligor.

                  4. This Guarantee shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim that Guarantor or any other Person may have against Obligor or any other Person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by: (a) any inaction under or in respect of any Agreement or any of the Obligations; or (b) any failure, omission or delay on the part of the Beneficiary to enforce, assert or exercise any right, power or remedy conferred in this Guarantee, or any such failure, omission or delay on the part of such Person in connection with any Agreement.

                  5. The Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any the matters referred to in
Section 4 above, (b) notice of the incurrence of any of the Obligations, (c) notice of presentment to or demand of payment with respect to any amounts due under any Agreement or protest for nonpayment or dishonor, (d) any requirement to exhaust any remedies, and (e) joinder of Obligor in any suit, action or other proceeding to enforce this Guarantee.

                  6. This Guarantee shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned, in whole or in part, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Obligor or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Obligor or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made. If in the event that the Beneficiary has exercised its right or undertaken to exercise its right, to demand payment under any Agreement, and such demand shall at such time be prevented by reason of the pendency against Obligor or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, demand of payment of the Obligations shall be deemed to have been made with the same effect as if the Beneficiary had made demand in accordance with the terms of such Agreement and the Guarantor shall forthwith pay the amounts guaranteed hereunder without further notice or demand.

                  7. This Guarantee and all guaranties, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full (or waived in writing by the Beneficiary) and all of the agreements of the Guarantor hereunder shall be duly paid and performed in full (or waived in writing by the Beneficiary).

                  8. The Guarantor represents and warrants as follows: (i) the Guarantor is a Pennsylvania corporation, duly incorporated and validly subsisting under the laws of Pennsylvania; (ii) the execution, delivery and performance by the Guarantor of this Guarantee are within the Guarantor's corporate powers; (iii) the Guarantor's obligations under this Guarantee have been duly authorized by all necessary corporate action; (iv) this Guarantee is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; (v) the Guarantor's execution, delivery and performance of this Guarantee do not and will not (a) violate or result in a


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default or breach (immediately or with the passage of time) under the organizational documents of the Guarantor or under any material contract, agreement or instrument to which the Guarantor is a party, or by which the Guarantor is bound, (b) violate or result in a default or breach under any material order, decree, award, injunction, judgment, law, regulation or rule or
(c) cause or result in the imposition or creation of any material lien upon any property of the Guarantor; and (vi) except for such matters as are disclosed in the reports filed by Guarantor in accordance with the Securities Exchange Act of 1934, as amended, there is no pending or threatened action or results of proceeding affecting the Guarantor or any of its subsidiaries before any court or governmental authority or arbitrator, which may materially and adversely affect the financial condition or results of operations of the Guarantor or any of its subsidiaries.

                  9. This Guarantee may not be amended or modified except by an instrument in writing signed by the parties, and no performance, term or condition can be waived in whole or in part, except by a writing signed by the Beneficiary. Any performance, term or condition of this Guarantee may be waived in writing at any time by the Beneficiary. No delay or failure on the part of the Beneficiary in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

                  10. This Guarantee shall be governed by and construed and enforced in accordance with (i) the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws rules or principles and (ii) the Bankruptcy Code, to the extent applicable. Any litigation arising hereunder or related hereto shall be tried by the Bankruptcy Court or, if the Bankruptcy Court does not have jurisdiction, in the courts of the Commonwealth of Pennsylvania, or the United States District Courts, located in the City of Philadelphia. Each Party irrevocably consents to and confers personal jurisdiction on the courts referred to above, and irrevocably and unconditionally waives any objection to the venue of such courts, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Guarantor and the Beneficiary further agrees that service of process may be made on it by mailing a copy of the pleading or other document by registered or certified mail, return receipt requested, to its addresses for the giving of notice provided for in Section 12 hereof, with service being deemed to be made three (3) Business Days after the giving of such notice.

                  11. THE GUARANTOR AND THE BENEFICIARY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR AND THE BENEFICIARY EACH ACKNOWLEDGE THAT EACH OF THE OTHER PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 11.

                  12. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by either the Guarantor or the Beneficiary (each a "Notice") shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) delivered by prepaid overnight courier service, or (iii) delivered by confirmed telecopy or facsimile transmission to such entity at the following addresses and telecopy or facsimile numbers (or at such other addresses and numbers as shall be specified by such entity by similar notice):



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                           If to the Guarantor:

                           NCO Group, Inc.
                           507 Prudential Road
                           Horsham, PA 19044
                           Attention:  Joshua Gindin, Esq.
                           Fax:  (215)

                           with a copy to:

                           Blank Rome LLP
                           One Logan Square
                           Philadelphia, PA 19103
                           Attention:  Lawrence R. Wiseman
                           Fax:  (215) 569-5499

                           If to the Beneficiary:

                           c/o Risk Management Alternatives, Inc.
                           2675 Breckenridge Boulevard
                           Duluth, GA 30095
                           Attention:  Joseph Connolly
                           Fax:  (770) 232-2490

                           with a copy to:

                           McDonald Hopkins Co., LPA
                           600 Superior Avenue, East
                           Suite 2100
                           Cleveland, OH 44114
                           Attention:  Shawn M. Riley
                           Fax:  (216) 348-5474

                  Except as provided in Section 10, notices shall be effective
(i) if delivered personally or by overnight courier service, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when the confirmation of transmission is received by the sender.

                  13. This Guarantee shall be binding upon the Guarantor and inure to the benefit of the Beneficiary and its successors and assigns, including, for the avoidance of doubt, any debtor-in-possession or trustee appointed in any case or proceeding under a bankruptcy or insolvency law. Neither this Guarantee nor any of the rights, interests, or obligations hereunder shall be assigned or delegated by the Guarantor without the prior written consent of the Beneficiary.

                  14. If any provision of this Guarantee is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations under this Guarantee of the Guarantor on the one hand and the Beneficiary on the other hand will not be materially and adversely affected thereby, (a) such provision shall be fully severable; (b) this Guarantee shall be construed and enforced as if such illegal, invalid, or unenforceable


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provision had never comprised a part hereof; (c) the remaining provisions of this Guarantee shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Guarantee; and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Guarantee a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

                  15. This Guarantee constitutes the entire agreement as between the Guarantor and the Beneficiary with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Guarantor and the Beneficiary with respect to the subject matter hereof.

                  16. This Guarantee may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

                  17. Capitalized terms used in this Guarantee and not defined herein shall have the meaning set forth in the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]

















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         IN WITNESS WHEREOF, the Guarantor has executed and delivered this NCO
Guarantee to be effective as of the date first written above.

                                NCO GROUP, INC.



                                By:      /s/ Michael J. Barrist
                                   ---------------------------------------------
                                   Name:  Michael J. Barrist
                                   Title: President and Chief Executive Officer


ACCEPTED:

RISK MANAGEMENT ALTERNATIVES           RISK MANAGEMENT ALTERNATIVES
PARENT CORP.                           INTERNATIONAL LIMITED



By: /s/ Dennis Cunningham              By: /s/ Dennis Cunningham
  -------------------------------         -----------------------------------
  Name:                                   Name:
  Title:                                  Title:


                        [SIGNATURE PAGE TO NCO GUARANTEE]












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RISK MANAGEMENT ALTERNATIVES           RMA INTERMEDIATE HOLDINGS CORPORATION
HOLDINGS, INC.


By: /s/ Dennis Cunningham              By: /s/ Dennis Cunningham
    -------------------------------        ------------------------------
      Name:                            Name:
      Title:                           Title:


RESOURCE RECOVERY CONSULTANTS, INC.    RISK MANAGEMENT ALTERNATIVES
                                       INTERNATIONAL CORP. CANADA


By: /s/ Dennis Cunningham              By: /s/ Dennis Cunningham
    -------------------------------        ------------------------------
      Name:                            Name:
      Title:                           Title:






                        [SIGNATURE PAGE TO NCO GUARANTEE]



















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




RMA MANAGEMENT SERVICES, INC.          RISK MANAGEMENT ALTERNATIVES, INC.


By: /s/ Dennis Cunningham              By: /s/ Dennis Cunningham
    -------------------------------        ------------------------------
      Name:                            Name:
      Title:                           Title:


NATIONAL REVENUE CORPORATION           RMA HOLDINGS LLC



By: /s/ Dennis Cunningham              By: /s/ Dennis Cunningham
    -------------------------------        ------------------------------
      Name:                            Name:
      Title:                           Title:





                        [SIGNATURE PAGE TO NCO GUARANTEE]
















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RISK MANAGEMENT ALTERNATIVES           RISK MANAGEMENT ALTERNATIVES
PORTFOLIO SERVICES, LLC                SOLUTIONS LLC

By: /s/ Dennis Cunningham              By: /s/ Dennis Cunningham
    -------------------------------        ------------------------------
      Name:                            Name:
      Title:                           Title:


PURCHASED PAPER LLC


By: /s/ Dennis Cunningham
    -------------------------------
      Name:
      Title:


                        [SIGNATURE PAGE TO NCO GUARANTEE]





















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                                     ANNEX A



                  The following entities are collectively referred to as the "Subsidiaries":

                  RISK MANAGEMENT ALTERNATIVES HOLDINGS, INC.
                  a Delaware corporation

                  RISK MANAGEMENT ALTERNATIVES INTERNATIONAL LIMITED
                  (UK)

                  RESOURCE RECOVERY CONSULTANTS, INC.
                  a Delaware corporation

                  RMA INTERMEDIATE HOLDINGS CORPORATION
                  a Delaware corporation

                  RMA MANAGEMENT SERVICES, INC.
                  an Ohio corporation

                  RISK MANAGEMENT ALTERNATIVES INTERNATIONAL CORP. CANADA (Nova Scotia)

                  NATIONAL REVENUE CORPORATION
                  an Ohio corporation

                  RISK MANAGEMENT ALTERNATIVES, INC.
                  a Delaware corporation

                  RISK MANAGEMENT ALTERNATIVES PORTFOLIO SERVICES, LLC a Delaware limited liability company

                  RMA HOLDINGS LLC
                  a Delaware limited liability company

                  PURCHASED PAPER LLC
                  a Delaware limited liability company

                  RISK MANAGEMENT ALTERNATIVES SOLUTIONS LLC a Delaware limited liability company